FY2002 NEBS EXECUTIVE BONUS PLAN
(Effective as of July 1, 2001)

  This Executive Bonus Plan (the "Plan") was adopted by the Board of Directors of New England Business Service, Inc. (the "Company") on October 26, 2001 upon the recommendation of its Organization and Compensation Committee for the purpose of providing incentive compensation for the senior executives and managers of the Company and its subsidiaries. This Plan shall be governed by the following definitions and calculations.

Participants. The participants in the Plan for the 2002 fiscal year of the Company (the "Year") and their respective target bonus percentages shall be as follows:

Officers of the Company.

Chairman, President & Chief Executive Officer         70%

Senior Vice President and President,
Diversified Operations                                60%

Senior Vice President and President, NEBS
Direct Marketing                                      60%

Senior Vice President and President,
 Chiswick Trading                                    60%

Senior Vice President and President,
 Premium Wear                                        60%

Senior Vice President, Information Systems           60%

Senior Vice President, Chief Financial Officer       60%

Senior Vice President, Human Resources               60%

Senior Vice President, Manufacturing and Technical
Operations                                           60%

Senior Vice President and President,
 International                                       60%

Vice President, Controller                           50%

Vice President, General Counsel and Secretary        50%

CEOs of Subsidiaries.

President and Chief Executive,
 NEBS Business Forms, Ltd.                           40%
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Target Bonus.  The target bonus payable to a participant
with respect to the Year shall be an amount arrived at by multiplying his base salary at the end of the Year by his target bonus percentage.

Actual Bonus. The actual bonus of each participant shall be calculated based on actual results vs. targeted objectives. No bonus shall be paid if the Company's pre-tax, pre-bonus earnings for the Year is less than 80% of the targeted pre-tax, pre-bonus earnings objective unless, in the judgement of the Organization and Compensation Committee, prevailing business and global economic conditions and/or the performance of certain business units merit consideration.

(A) Chairman, President & Chief Executive Officer.

The actual bonus of this participant shall be the sum of the following:

(a) 14% of his base salary at the attainment of 90% of the targeted consolidated net sales for the Year; and

(b) Each 1% by which consolidated net sales are more than 90% up to 110% of the targeted consolidated net sales for the Year equals 1.4% of his base salary, plus each 1% by which consolidated net sales are more than 110% of the targeted consolidated net sales for the Year equals 0.7% of his base salary; and

(c) 14% of his base salary at the attainment of 90% of the targeted pre-tax, pre-bonus earnings for the Year; and

(d) Each 1% by which targeted pre-tax, pre-bonus earnings is more than 90% up to 110% of the targeted pre-tax, pre-bonus earnings for the Year equals 1.4% of his base salary, plus each 1% by which targeted pre-tax, pre-bonus earnings is more than 110% of the targeted pre-tax, pre-bonus earnings for the Year equals 0.7% of his base salary; and

(e) Up to 14% of his base salary based on his attainment of certain personal objectives established by the Organization and Compensation Committee, as determined by the latter.

(B)Senior Vice President, Chief Financial Officer; Senior
Vice President, Human Resources; Senior Vice President,
Information Systems; Senior Vice President, Manufacturing and Technical Operations.



The actual bonus of these participants shall be the sum of the following:
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(a) 12% of his base salary at the attainment of 90% of the
targeted consolidated net sales for the Year; and

(b) Each 1% by which consolidated net sales are more than 90% up to 110% of the targeted consolidated net sales for the Year equals 1.2% of his base salary, plus each 1% by which consolidated net sales are more than 110% of the targeted consolidated net sales for the Year equals 0.6% of his base salary; and

(c) 12% of his base salary at the attainment of 90% of the targeted pre-tax, pre-bonus earnings for the Year; and each 1% by which pre-tax, pre-bonus earnings is more than 90% up to 110% of the targeted pre-tax, pre-bonus earnings for the Year equals 1.2% of his base salary, plus

(d) Each 1% by which pre-tax, pre-bonus earnings is more than 110% of the targeted pre-tax, pre-bonus earnings for the Year equals 0.6% of his base salary; and up to 12% of his base salary based on the degree of his attainment of certain personal objectives established by the Chairman, President & Chief Executive Officer, as determined by the latter.

(C)  Senior Vice President and President, Diversified
Operations; Senior Vice President and President, NEBS Direct
Marketing; Senior Vice President and President, Chiswick
Trading; Senior Vice President and President, PremiumWear;
Senior Vice President and President, International.

The actual bonus of this Participant shall be the sum of the following:


(a)9.0% of his base salary at the attainment of 90% of the targeted pre-tax, pre-bonus earnings for the Year; and

(b) Each 1% by which pre-tax, pre-bonus earnings is more than 90% up to 110% of the targeted pre-tax, pre-bonus earnings for the Year equals 0.9% of his base salary, plus each 1% by which pre-tax, pre-bonus earnings is more than 110% of the targeted pre-tax, pre-bonus earnings for the Year equals 0.45% of his base salary, and

(c) 7.5% of his base salary at the attainment of 90% of the targeted channel net sales for the Year; and

(d) Each 1% by which channel net sales are more than 90% up to 110% of the targeted channel net sales for the Year equals 0.75% of his base salary, plus each 1% by which channel net sales are more than 110% of the targeted channel net sales for the Year equals 0.375% of his base salary; and
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(e) 7.5% of his base salary at the attainment of 90% of the targeted channel profit from operations for the Year; and

(f) Each 1% by which channel profit from operations is more than 90% up to 110% of the targeted channel profit form operations for the Year equals 0.75% of his base salary, plus each 1% by which channel profit from operations is more than 110% of the targeted channel profit from operations for the Year equals 0.375% of his base salary; and

(g) Up to 12% of his base salary based on his attainment of certain personal objectives established by the Chairman, President & Chief Executive Officer, as determined by the latter.

(h) If channel profit from operations is less than 80% of the targeted channel profit from operations for the Year the participant will only be eligible for payments under paragraphs (a), (b) and (g) above.


Vice President, Controller; Vice President, General Counsel and Secretary.

 The actual bonus of these participants shall be the sum of the following:

(a) 10% of his base salary at the attainment of 90% of the targeted pre-tax, pre-bonus earnings for the Year; and

(b) Each 1% by which targeted pre-tax, pre-bonus earnings is more than 90% up to 110% of the targeted pre-tax, pre-bonus earnings for the Year equals 1.0% of his base salary, plus each 1% which targeted pre-tax, pre-bonus earnings is more than 110% of the targeted pre-tax, pre-bonus earnings for the Year equals 0.5% of his base salary; and

(c) 10% of his base salary at the attainment of 90% of the targeted consolidated net sales for the Year; and

(d) Each 1% by which consolidated net sales are more than 90% up to 110% of the targeted consolidated net sales for the Year equals 1.0% of his base salary, plus each 1% by which consolidated net sales are more than 110% of the targeted consolidated net sales for the Year equals 0.5% of his base salary; and

(e) Up to 10% of his base salary based on the degree of his attainment of certain personal objectives established by the Chairman, President & Chief Executive Officer, as determined by the latter.
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H.   President and Chief Executive Officers, NEBS Business
Forms Ltd.

   The actual bonus of this participant shall be the sum of the following:

(a) 5.0% of his base salary at the attainment of 90% of the targeted pre-tax, pre-bonus earnings for the Year; and

(b) Each 1% by which pre-tax, pre-bonus earnings is more than 95% up to110% of the targeted pre-tax, pre-bonus earnings for the Year equals 0.5% of his base salary, plus each 1% by which pre-tax, pre-bonus earnings is more than 110% of the targeted pre-tax, pre-bonus earnings for the Year equals 0.25% of his base salary; and

(c) 5.0% of his base salary at the attainment of 90% of targeted channel net sales for the Year; and

(d) Each 1% by which channel net sales are more than 90% up to 110% of the targeted channel net sales for the Year equals 0.5% of his base salary, plus each 1% by which channel net sales are more than 110% of the targeted channel net sales for the Year equals 0.25% of his base salary; and

(e) 5.0% of his base salary at the attainment of 90% of the targeted channel profit from operations for the Year; and

(f) Each 1% by which channel profit from operations is more than 90% up to 110% of the targeted channel profit from operations for the Year equals 0.5% of his base salary, plus each 1% by which channel profit from operations are more than 110% of the targeted channel profit from operations for the Year equals 0.25% of his base salary; and

(g) Up to 10% of his base salary based on the degree of his attainment of certain personal objectives established by the Chairman, President & Chief Executive Officer, as determined by the latter.

(h) If channel profit from operations is less than 80% of the targeted channel profit from operation for the Year the participant will only be eligible for payments under paragraphs (a), (b) and (g) above.

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      IV.  Bonus Payments

(A)For participants with 60% or 70% bonus targets: 75% of the gross payment will be in the form of cash; 25% of the gross payment will be in the form of NEBS Stock with a share price which is established at the close of trading on the New York Stock Exchange on the third business day following the issuance of the press release disclosing the Company's financial results for the fourth fiscal quarter of the Year. Cash payment will be made within 60 days after the close of the Year. Stock awarded under the plan will be in the form of Restricted Stock with terms and conditions detailed in the form of a Restricted Stock Agreement

(B)For participants with 40% or 50% bonus targets: 75% of the net payment will be in the form of cash; 25% of the net payment will be in the form of NEBS Stock with a share price which is established at the close of trading on the New York Stock Exchange on the third business day following the issuance of the press release disclosing the Company's financial results for the fourth fiscal quarter of the Year. All bonus payments will be made within 60 days after the close of the Year.

(C) At their option and with the authorization of the Chief Executive Officer, participants, other than the Chief Executive Officer and the four next most highly compensated executive officers, may receive their bonus entirely in cash if the payment earned is less than 25% of annualized base salary.

         V.  Certain Definitions and Other Provisions.

(A)All references to "net" sales shall refer to consolidated net sales of the Company or net sales of a distribution channel or a business unit, as the case may be, as reported or used in calculating the Company's audited consolidated earnings.

(B)For purposes of calculating the actual bonuses, pre-tax, pre-bonus earnings for the Year shall mean such earnings, before taxes and before provision for executive bonuses under this plan, determined in accordance with all of the accounting policies employed in the preparation of the Company's audited financial statements for the Year.

(C) Actual or targeted pre-tax, pre-bonus earnings; actual or targeted consolidated sales; actual or targeted profit from operations of any business unit or distribution channel; or actual or targeted net sales of any business unit or distribution channel may, at the discretion of the Organization and Compensation Committee, be adjusted to eliminate the effect of (a) either the acquisition or the divestiture by the Company of any subsidiary or division during the Year, and/or (b) the imposition during the Year by Massachusetts or any other state or states of sales taxes on services, materials or supplies purchased by the Company or any subsidiary of the Company the effect of which is not allowed for in the Company's annual budget for the 2002 fiscal year or (c) any abatement of taxes or material increase or decrease in Federal or State corporate tax rates. It is the intention of the Organization and Compensation Committee that any such discretionary
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adjustment shall be made by it, and shall be announced to
the affected participants, promptly after the occurrence of the motivating event, but failure to act promptly shall not deprive the Committee of its power to make such an adjustment at a later date.

(D) Should a participant die, retire, or become totally disabled during the Year, he or his estate shall be entitled to receive a bonus prorated in accordance with the percentage of his annual salary earned from the beginning of the Year up to the date of death, retirement or disability. Should a participant's employment by the Company or a subsidiary business unit be terminated for any other reason, payment of any bonus hereunder for the Year in which such termination occurs is at the sole discretion of the Organization and Compensation Committee.

(E) If a participant assumes a new position during the Year, the Organization and Compensation Committee may make an appropriate adjustment in his target bonus and/or the means of calculating his actual bonus, effective from and after that event.

(F) If a Change of Control event (as defined in Paragraph J below) occurs, the Company will within sixty (60) days following such event pay each participant a prorated bonus through the date thereof as hereinafter provided, whereupon this Plan will terminate. The portion of the bonus based on factors other than personal objectives shall be calculated based on a comparison of (i) actual results of the Company through the end of the calendar quarter next preceding the Change in Control event to (ii) the targeted quarterly performance criteria set forth on the schedules attached hereto. The portion of the bonus based on personal objectives will be calculated through the end of the calendar quarter next preceding the Change of Control event to the extent equitable and reasonably practicable in the judgment of the Organization and Compensation Committee. Qualitative measurements for which such calculation is not equitable or reasonably practicable will be disregarded and the percentage of the bonus otherwise allocated thereto under the terms hereof will be reallocated in even percentages to the sales and earnings components of the bonus calculation. After determining the full year bonus based on the extent to which the aforesaid quarterly targets have been achieved, the amount of the full year bonus will be prorated by multiplying the same by a fraction the numerator of which is the number of days between the beginning of the fiscal year and the date of the Change of Control event and the denominator of which would be 365.
The determination of the amount of any bonus payable under this paragraph to the Chairman, President & Chief Executive Officer shall be made by the Organization and Compensation
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Committee and for all other participants the determination
of the amount of any bonus payable shall be made by the Chairman, President & Chief Executive Officer and in each instance the determination shall be final and binding on the Company and all participants.

(G) In the event of any material, unusual and non-recurring charge to income, purchase or sale of any material business unit by the Company, or other material event affecting the ability of the participants to achieve the performance targets established under this Plan, the Organization and Compensation Committee shall review such performance targets and make such adjustments with respect thereto as it deems reasonable and equitable in light of the purposes of this Plan. Any and all adjustments made by the Organization and Compensation Committee under this paragraph shall be final and binding on the Company and all participants.

(H) The Organization and Compensation Committee may in its discretion may terminate the Plan as of the end of any fiscal quarter. If the Plan is so terminated, the Company shall pay out bonuses to the participants in such amounts as are appropriate and equitable in light of the Company's and participants' performance through the end of such quarter and the targets established hereunder. The determination of the amount of any bonuses payable under this paragraph shall be made by the Organization and Compensation Committee in line with the objectives set for each participant, and its determination shall be final and binding on the Company and all participants.

(I) The personal objectives referred to herein and the application of certain provisions hereof are described in the FY02 Scorecard prepared by the Senior Vice President,
Human Resources.

(J) A "Change in Control" shall be deemed to have occurred if any of the events set forth in any of the following subparagraphs shall have occurred:

  (1) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subparagraph (3) (a) below;





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(2) the following individuals cease for any reason to
constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the
 Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office who either were directors on the date this Plan was adopted or whose appointment, election or nomination for election was previously so approved or recommended;

(3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with another corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the
 Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company of its Affiliates (as defined below)) representing 35% or more of the combined voting power of the
 Company's then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of the foregoing definition of a Change in Control event, the following terms have the meanings indicated below:

(i) "Affiliate" shall have the meaning set forth in Rule
12b-2 promulgated under Section 12 of the Securities
Exchange Act of 11934 (the "Exchange Act");

(ii) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and

(iii) "Person" shall have the meaning given in Section
3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities and
(D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

K. Nothing contained in this Plan shall confer and no grant of a bonus hereunder shall be construed as conferring, upon any employee any right to continue in the employment of the Company or any subsidiary of the Company or to interfere in any way with the right of the Company or any subsidiary to terminate the employee's employment at any time or increase or decrease his compensation from the rate in existence as of the effective date of this Plan or the granting of any bonus hereunder.

 This Plan shall be effective commencing July 1, 2001.


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